Exhibit 99.1
Clean Diesel Technologies Releases Board Statement
BRIDGEPORT, Conn., Aug 31, 2010 (GlobeNewswire via COMTEX News Network) — Clean Diesel Technologies, Inc. (“CDTI”) (Nasdaq:CDTI), a cleantech emissions reduction company providing sustainable solutions to reduce emissions, announced that its Board of Directors had released the following statement:
“As has been previously announced, Clean Diesel is party to a merger agreement with Catalytic Solutions, Inc. Clean Diesel is moving diligently towards holding the annual meeting of its stockholders to approve the necessary steps to effect the merger, and for that purpose Clean Diesel has filed preliminary proxy materials with the U.S. Securities and Exchange Commission. When these materials are finalized, definitive proxy materials will be disseminated to all stockholders. We believe these materials will fully explain why the board is committed to this course of action and believes it is in the best interest of Clean Diesel and its stockholders.
“The board is aware that a group of stockholders is seeking to call a special meeting of Clean Diesel stockholders and for that purpose is soliciting signatures on a demand letter. The board believes that the annual meeting will be an appropriate place to consider the future course of Clean Diesel and requests that no action be taken until after its definitive proxy materials are disseminated.
“In connection with its upcoming annual meeting, Clean Diesel plans to file definitive proxy materials with the Securities and Exchange Commission. CLEAN DIESEL STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Clean Diesel with the Securities and Exchange Commission in connection with the annual meeting at the Securities and Exchange Commission’s web site at www.sec.gov. Stockholders of Clean Diesel may also obtain free copies of the proxy statement and other documents filed by Clean Diesel in connection with the annual meeting by directing a request to: 10 Middle Street, Suite 1100, Bridgeport, CT 06604, Attention: Secretary.
“Under applicable regulations of the Securities and Exchange commission, Clean Diesel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Clean Diesel’s stockholders in favor of the proposals to be presented by Clean Diesel at the Annual Meeting of Stockholders. Information about these directors and executive officers, including their beneficial ownership in Clean Diesel, will be included in the proxy statement that Clean Diesel plans to file with the Securities Exchange Commission.”
About Clean Diesel Technologies, Inc.
Clean Diesel Technologies is a cleantech company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Clean Diesel’s patented technologies and products allow manufacturers and operators to comply with increasingly strict regulatory emissions and air quality standards, while also improving fuel economy and power.
The Company’s solutions significantly reduce emissions formed by the combustion of fossil fuels and biofuels, including particulate matter (PM), nitrogen oxides (NOx), carbon monoxide (CO) and hydrocarbons (HC) — without increasing secondary emissions, such as nitrogen dioxide (NO2). As a result, they are effective for: OEMs, Tier 1 suppliers and retrofit providers; businesses seeking solutions and expertise upon entering the emissions control market; operators requiring compliant emissions solutions; fuel, biofuel and additive suppliers seeking low emissions and energy efficient products; and regulators creating public policy. Clean Diesel’s solutions, therefore, are ideal for on-road vehicles and applications in a wide range of industries, including construction, mining, agriculture, port/freight handling, locomotive, marine and power generation. Clean Diesel develops and manages intellectual property from original concept to full-scale commercial deployment. Building on almost 200 granted and pending patents, its offerings include ARIS(R) selective catalytic reduction (SCR); the patented combination of SCR and exhaust gas recirculation (EGR); hydrocarbon injection for emissions control applications; Platinum Plus(R) Fuel-Borne Catalyst (FBC); the Purifier™ family of particulate filter systems; and its wire mesh particulate filter technologies. The Company was founded in 1995 and is headquartered in Bridgeport, Connecticut. A wholly-owned subsidiary, Clean Diesel International, LLC is based in London, England.
For more information, please visit www.cdti.com.
Safe Harbor
Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the company’s filings with the U.S. Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This news release was

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SOURCE: Clean Diesel Technologies, Inc.
CONTACT: Clean Diesel Technologies, Inc.
John Wynne, Vice President, Treasurer
and Interim Chief Financial Officer
(203) 416-5290
jwynne@cdti.com